CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

     I, Daniel T. Hendrix, Chief Executive Officer of Interface, Inc. (the “Company”), certify, pursuant to 18 U.S.C. § 1350 as adopted by § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Quarterly Report on Form 10-Q of the Company for the quarterly period ended March 30, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 13, 2003

/s/ Daniel T. Hendrix

Daniel T. Hendrix Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Interface, Inc. and will be retained by Interface, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.